UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2026

Commission File Number 1-07062

INNSUITES HOSPITALITY TRUST

(Exact name of registrant as specified in its charter)

Ohio	34-6647590
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

InnSuites Hospitality Centre

1730 E. Northern Avenue, Suite 122

Phoenix, AZ 85020

(Address of principal executive offices)

Registrant’s telephone number, including area code: (602) 944-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of beneficial interest without par value	IHT	NYSE-American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

InnSuites Hospitality Trust (IHT) has a revolving line of credit with an unincorporated affiliate, Rare Earth Financial, LLC (REF), which had a balance of $3,000,000 on August 18, 2026. These two parties entered into a Debt Conversion Agreement executed on August 19, 2026, in which IHT and REF desired to confirm that, as of the Effective Date of August 19, 2026, the unpaid obligations owed directly by IHT to REF which are eligible for conversion under the Agreement equal $3,000,000, consisting of $3,000,000 principal, $0 accrued interest, and $0 other amounts, would be converted into IHT Common Stock. This conversion of Debt to Equity will be equal to 1,829,268 shares of IHT common stock, based on the closing market price of IHT stock, on the NYSE American Exchange, as of August 18, 2026, as agreed upon by the IHT Board of Trustees and the NYSE American.

Item 3.02 Unregistered Sales of Equity Securities.

InnSuites Hospitality Trust (IHT) will be converting $3,000,000 of debt into equity as described above, issuing 1,829,268 shares of IHT common stock in exchange for the aforementioned revolving line of credit with an unincorporated affiliate, Rare Earth Financial, LLC (REF). The balance as of August 18, 2026 was $3,000,000. These two parties entered into a Debt Conversion Agreement and Officer Closing Certificate, fully executed on August 19, 2026. Both documents are included within this filing as Exhibits 10.1 and 10.2, respectively. The conversion of Debt to Equity will be equal to 1,829,268 shares of IHT common stock, based on the closing market price of IHT stock, of $1.64 per share, as of August 18, 2026, as agreed upon by both the IHT Board of Trustees and NYSE American.

Item 8.01 Other Events.

InnSuites hotel operations remain strong, recording a record-setting July Revenue total of $597,323, marking the highest July total ever for the two hotels combined. Additionally, IHT Total Revenues for the Fiscal First Half of 2027 (February 1, 2026 through July 31, 2026), exceeded $4.1 million. IHT continues to seek a reverse merger partner and has been engaged in several positive discussions. Diversification projects continue to also be a focus, with a potential high-risk, high-reward opportunity.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit.

10.1	Fully Executed Debt Conversion Agreement
10.2	Officer Closing Certificate
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InnSuites Hospitality Trust

	By:	/s/ James F. Wirth
James F. Wirth
Chairman and Chief Executive Officer

Date: August 19, 2026

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fully Executed Debt Conversion Agreement
10.2	Officer Closing Certificate
104	Cover Page Interactive Data File (embedded within the Inline XBRL document